EXCLUSIVE DISTRIBUTION
                                LICENSE AGREEMENT

     THIS AGREEMENT is made as of the day of June, 1995, by and between HEURISTIC DEVELOPMENT GROUP, INC. a Delaware corporation, headquartered at 17575 Pacific Coast Highway, Pacific Palisades, California 90272 (hereinafter referred to as "HDG"), and NAUTILUS GROUP JAPAN, LTD., a Delaware corporation, headquartered at P.O. Box 3090, Boynton Beach, Florida 33424 (hereinafter referred to as "Distributor");

                                  WITNESSETH:

     THAT WHEREAS, HDG is engaged in the business of designing, developing and distributing throughout the world, proprietary software and hardware products and proprietary computerized systems relating to the management and functioning of health clubs and similar facilities using exercise or physical fitness equipment including without limitation computerized services and instructional material for patrons of such clubs and facilities; as defined in Section 1.01; and

     WHEREAS, Distributor is desirous of acquiring certain exclusive territorial rights in Japan to act as a Distributor for certain products developed by HDG;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and in accordance with the terms and conditions specified herein, HDG and Distributor hereby agree as follows:

                             ARTICLE I - DEFINITIONS

     1.01 Products. Products means any and all "fitness-related" hardware and software products owned and developed by HDG or any entity more than 50% controlled by HDG (unless waived by NGJ, with additions and modifications by and for HDG during the term of this Agreement, including, but not limited to those which are merchandised under various HDG Trademarks, but specifically excludes any products not related to the fitness market. Other than the rights granted herein, NGJ shall have no rights to or in the Products.


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


"Fitness-related" is further defined to include only those facilities that utilize physical fitness products such as weight training equipment, exercise equipment, cardiovascular equipment, rehabilitation equipment, aerobic training and equipment and other such devices as part of conducting their trade or business. The parties hereto agree that the market includes, but is not limited to, any type of facility that would be a customer or potential customer of a supplier of any of the above types of equipment or training programs.

HDG will provide all software necessary to operate the Intellihealth System, however, this obligation does not extend to Intellihealth System hardware.

     1.02 HDG Trademarks. Trademarks means any and all trademarks and service marks used to identify the products and services of HDG.

     1.03 Territory. Territory means Japan.

                         ARTICLE II - RIGHTS AND DUTIES

     2.01  Designation  of  Distributor.   HDG  hereby  grants  Distributor  the
exclusive right and license to market, use and grant sub licenses to others to distribute the Products within the Territory during the term of this Agreement.

     2.02 Expansion of Product Lines. HDG agrees that it will extend any or all of the rights granted herein to Distributor for all other fitness industry products that HDG or any entity more than 50% controlled by HDG may subsequently design, develop, license and/or distribute pursuant to Section 1.01 herein.

     2.03 Compliance with Laws. Distributor shall comply with all laws, rules and regulations existing in the Territory from time to time concerning the Products and shall keep HDG informed of any relevant changes therein. Distributor shall provide any import licenses that may be required for the importation of the Products and, except as provided in Section 4.01 hereof, shall pay all custom duties as well as any other duties and taxes payable at the time of or by reason of the importation of the Products.

     2.04 Competing Products. During the term of this Agreement, without the prior written approval of HDG, neither Distributor nor any of its affiliates shall distribute, manufacture or sell in the Territory any products which are competitive with the Products; provided, however, that neither the foregoing terms of this Section 2.04 nor the terms of Section 2.06 hereof shall apply to or in any manner diminish or affect either (i) the rights retained by Distributor in Section 1 of the Assignment made as of August 22, 1994 by and


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


between Nautilus Group Japan, Ltd. and EIS International Group, Ltd. (since renamed Heuristic Development Group, Ltd.) (i.e., the right to use the "Source Programs" and the "EIS Expert Instructor System" in Sumitomo Nautilus Clubs pursuant to the "Franchise Agreement", as such terms are used in the Assignment), or (ii) the licenses granted by EIS International Group, Ltd. to Nautilus Group Japan, Ltd. pursuant to Paragraphs 6(a) and 6(b) of said Assignment.

     2.05 Activities Outside the Territory. Distributor shall not seek customers, establish branches or maintain distribution depots for the Products outside the Territory. Without limiting the foregoing, Distributor shall not sell the Products to any customer who Distributor knows or has reason to believe will sell or ship the Products outside the Territory.

     2.06 Alteration of Products. Distributor shall not make any alteration to the Products unless such alteration shall have been approved in writing by HDG.

                  ARTICLE III - PRICING, PAYMENT AND SHIPPING

     3.01 Pricing and Payment Terms. HDG and Distributor agree that, at such time as they believe that the Products offered for sale by HDG are in a form suitable for sale in the Territory, they will negotiate the royalty which Distributor shall pay HDG and the associated payment terms. It is understood that Distributor shall pay HDG an arm's length royalty or fee on terms no less favorable than those granted by HDG to its other distributors, but only out of any royalties, fees or other income received by NGJ from the distribution, license or exploitation of any such products or services in the Territory. If HDG and Distributor cannot agree on such an arms length royalty or payment terms, then both parties agree to settle such dispute via arbitration which will be in California and will be in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decisions rendered by the arbitrator(s) will be final and binding upon both parties. Each party will bear its own expenses in any such arbitration. The costs and fees paid to the arbitrator(s) will be split equally between HDG and Distributor.

     3.02 Orders and Shipment.

     (a) HDG shall use its best efforts to produce and to ship all approved orders of Products in a timely manner and, whenever commercially practical, within 45 days of the date an order is accepted. Orders shall be accepted by HDG only on the terms and conditions agreed to by HDG and in accordance with the procedures established by HDG for the review, acceptance and


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


          processing of such orders, the approval of which will not be unreasonably withheld.

     (b) All shipments of Products shall be EX-WORKS HDG's facilities in Los Angeles, California USA, unless agreed to otherwise by HDG and Distributor.

     (c) All claims for damage, delay or shortage during transit shall be made directly against the carrier by the Distributor. The Distributor shall inspect all shipments of Products upon receipt, and shall notify HDG of any damage or shortage within ten (10) days of receipt of such shipment by the ultimate customer of Distributor. Failure to so notify HDG shall constitute acceptance by the Distributor, thereby relieving HDG of all liability for damages or shortages.

                     ARTICLE IV-INTELLECTUAL PROPERTY RIGHTS

     4.01 Trademarks, Patents and Proprietary Rights. HDG agrees to reimburse Distributor promptly upon request or pay directly all fees and expenses associated with the registration, application and enforcement of all trademarks, patents and proprietary rights within the Territory.

     4.02 Trademark Rights. HDG shall retain full ownership of all HDG related trademarks and associated registrations and applications therefor in the Territory during the entire term of this Agreement and thereafter, and Distributor agrees that nothing contained herein shall give to Distributor any right, title or interest in the HDG trademarks in the Territory or elsewhere except the right to use the same in accordance with the terms of this Agreement. Distributor agrees that any and all use which it makes of the HDG trademarks shall inure exclusively to the benefit of HDG.

     4.03 Trademark Notice. Distributor agrees to depict appropriate trademark notices, such as "(R)" and "TM", whenever it uses the HDG trademarks on or in connection with the Products and related services covered by this Agreement. Distributor shall obtain the prior approval of HDG of all advertising, promotional material, labels and other items containing HDG's tradenames or trademarks. For purposes of this Section 4.03, if HDG shall not reject any advertising, promotional material, labels or other items within fifteen (15) days of receipt, it shall be deemed to have granted its approval.

     4.04 Notification of Infringement. Distributor agrees to notify HDG promptly in the event Distributor determines that any patent, trademark or


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


other proprietary rights of HDG are being infringed by any unauthorized acts of third parties, and Distributor further agrees to take no action of any kind with respect to such infringement except in accordance with the express written authorization of HDG. While it shall be at the sole discretion of HDG whether to take appropriate action with respect to such infringement, HDG shall use its best efforts to abate such infringement, and if any action is taken, HDG shall be solely responsible for the prosecution and expense of such action, and HDG shall retain any and all monetary recoveries derived therefrom. Distributor shall cooperate with HDG in the prosecution of any such infringement. Distributor shall be reimbursed for its reasonable out-of-pocket expenses incurred in connection with any such prosecution.


                        ARTICLE V - TERM AND TERMINATION

     5.01 Term. This Agreement shall be effective as of the date which the first set forth above, and shall remain in effect until it is terminated by notice in writing:

     (a) delivered not less than ninety (90) days in advance by either party to the other, effective on the fifth, tenth, fifteenth, twentieth, or any subsequent five-year anniversary of the date (as agreed to in writing by the parties hereto) on which the first Product is in a form suitable for sale within the Territory (the "Commencement Date");

     (b) delivered by either party to the other, effective as of the last day of any month, if the party receiving such notice is in default in the payment of any sums due under this Agreement, or has breached any covenant or agreement contained in this Agreement, and such default or breach has continued unremedied for thirty days after receipt by the defaulting or breaching party of written notice thereof;

     (c) delivered by either party to the other, effective as of the last day of any month, if the party receiving such notice has been adjudicated bankrupt or makes a general assignment for the benefit of creditors; or has commenced a voluntary proceeding under any bankruptcy, insolvency or similar law or acquiesces in the commencement of such proceeding; or has such a proceeding commenced against it which remains undismissed for thirty days; or suffers the appointment of a receiver, liquidator or custodian for its assets which appointment remains undischarged for thirty days.


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


     (d)  delivered pursuant to Section 5.03 (b).

     5.02 Right of First Refusal. If HDG shall terminate this Agreement pursuant to Section 5.01(a) hereof, and within one hundred twenty (120) days thereafter propose to enter into an agreement with a third party (the "New Agreement") to distribute the Products in the Territory, HDG shall provide Distributor with the proposed terms of the New Agreement. Distributor may elect to distribute the Products in the Territory on the terms of the New Agreement by giving notice to HDG within thirty (30) days of receipt of the terms of the New Agreement.

     5.03 Injunctive Relief and Failure to Exploit.

     (a) HDG trademarks and other assets proprietary to HDG which are the subject of this Agreement are unique and of great value to HDG, and would be impossible to replace. Accordingly, because a breach of this Agreement by Distributor would cause HDG irreparable damage, HDG shall have the right to injunctive relief in the event of such a breach, in addition to all other remedies available at law or equity, all of which remedies shall be cumulative.

     (b) Distributor shall use reasonable commercial efforts to exploit the Products in the Territory during the term of this Agreement. If Distributor shall fail to use such reasonable commercial efforts, then HDG, at its option, and as its sole remedy for such failure fly Distributor, may terminate this Agreement upon sixty days' notice to Distributor, at any time after the third anniversary of the Commencement Date.

     5.04 Survival of Covenants. Termination of this Agreement shall not affect the continuing validity and enforceability of Sections 4.02, 6.04 and 6.12 hereof.

                           ARTICLE VI - MISCELLANEOUS

     6.01 Assignability.

     (a) This Agreement and the rights granted hereunder to Distributor shall in no event be construed to be an assignment to Distributor of any ownership interest in the property rights of HDG which are the subject of this Agreement. The rights herein granted shall be personal to Distributor and shall not be sold, assigned, divided, transferred or encumbered, but may be sub licensed in connection with sales of the Products by Distributor, either


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


          voluntarily or by operation of law, without the prior written consent of HDG, which consent shall not be unreasonably withheld.

     (b) This Agreement, and all terms and conditions provided herein, shall inure to the benefit of HDG and to its successors and assigns, and to NGJ and to its successors and permitted assigns, without limitation.

     6.02 Independent Contractor Status. No joint venture, association or partnership is created by this Agreement, and HDG and Distributor are independent contractors with respect to each other, and neither shall have any power, nor shall either represent that it has any power, to bind the other or to assume or to create any obligation, express or implied, on behalf of the other party, or in the other party's name.

     6.03 Warranties and Maintenance. With respect to Products purchased by Distributor from HDG, HDG shall furnish Distributor with its standard written limited warranties, which in turn Distributor shall furnish to the ultimate customer to whom Distributor or its representative sells the Product. Distributor is not authorized to make and shall not make on behalf of HDG any warranties or representations concerning the workmanship, merchantability or fitness for a particular purpose of any such Products, other than those contained in HDG's standard written limited warranties, except as required by law. Distributor shall be responsible for performing all warranty, repairs and all maintenance on such Products sold by Distributor or its representatives within a reasonable time after notification by the customer or HDG of the need therefor, and all such repairs and maintenance shall be done in a competent and workmanlike manner so that the Products shall perform according to HDG's specifications. Distributor shall not make any alterations in or modifications of any HDG product without written authorization from HDG but shall make all such alterations and modifications required by HDG, at the expense of HDG. Distributor shall be reimbursed for its out-of-pocket expenses reasonably incurred in connection with all warranty service work requested or authorized by HDG. Nothing herein shall prohibit Distributor from performing any warranty work required by law provided that Distributor notifies HDG, prior to performing such work, of such requirement.


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


     6.04 Indemnity.

     (a) Distributor shall indemnify HDG from any and all liability, loss, damage, expense, costs and attorney's fees HDG may suffer or incur as a result of asserted claims, demands, costs or judgments against it arising out of any claimed or actual defects or negligence pertaining to the services rendered by Distributor or its employees or agents, regardless of the nature of the claimed or actual defects or negligence except for design defects in Products specified by HDG, and as a result of any breach of any term or condition of this Agreement by Distributor or arising from any contractual dispute between Distributor and Sumitomo Nautilus Clubs.

     (b) During the entire Term of this Agreement, Distributor shall maintain adequate amounts of general liability insurance directed to its operations and the Products subject to this Agreement, but not less than One Million Dollars ($l,000,000.00) in cumulative coverage, and the coverage of such insurance shall extend to HDG and to the customers of Distributor. Distributor shall furnish HDG a certificate(s)) evidencing the aforementioned minimum amount of general and product liability Insurance, and Distributor agrees that no reduction in the amount of such general liability insurance shall be made without the prior written consent of HDG.

     (c) HDG shall indemnify Distributor from any and all liability, loss, damage, expense, costs and attorney's fees Distributor may suffer or incur as a result of Distributor merchandising the Products in the Territory pursuant to the provisions of this Agreement, based upon any asserted claims, demands, costs or judgments against Distributor (i) arising out of any claimed or actual infringement of trademark, patent, trade secret or similar proprietary rights owned by third parties in the Territory with respect to the HDG trademarks or the Products, or (ii) arising out of any claimed or alleged defective
          Products, warranty claims respecting the Products and other similar actions.

     (d) During the entire Term of this Agreement, HDG shall maintain adequate amounts of general liability and product liability insurance directed to its operations and the Products subject to this Agreement, but not less than One Million Dollars ($1,000,000.00) in cumulative coverage, and the coverage of such insurance shall extend to both HDG and its customers, including Distributor and its customers in the Territory. HDG shall furnish Distributor a certificate(s) evidencing the


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


          aforementioned minimum amount of general and product liability insurance, and HDG agrees that it will not reduce its coverage of such insurance below the aforementioned minimum amount without the prior written consent of Distributor.

     6.05 Advertising Support and Cooperation. HDG shall furnish Distributor, without charge, such advertising, promotional and merchandising support materials which HDG prepares in the normal course of business for its distributors. Upon request of Distributor, and subject to availability, HDG shall furnish Distributor, without charge, proofs, prints and camera-ready artwork with respect to such materials for the use of Distributor in adapting such materials for use in the Territory. Distributor may have the English language text of such materials translated into Japanese for use in the Territory, it being understood that all claims to copyright in such materials, whether in English or Japanese, shall remain the property of HDG. All claims to copyright with respect to original materials prepared by or for Distributor which use the HDG trademarks shall be the property of HDG.

     6.06 Severability. In the event any one or more of the provisions contained in this Agreement shall, for any reason, by held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     6.07 Modification. No renewal or termination notice hereof, or modification or waiver of any of the provisions herein contained, or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon either party unless made in writing and signed on its behalf. A mere acknowledgment or acceptance of any action inconsistent with the provisions of this Agreement, or failure to object thereto, shall not be deemed an acceptance or approval of such inconsistent provisions.

     6.08 Authority. HDG and Distributor each represent and warrant to each other that it has duly authorized the execution of this Agreement, that its obligations hereunder are legal and binding upon it and do not violate any other agreement to which it is a party and that it will use its best efforts to carry out the marketing activities and other actions called for herein with respect to sales of the Products in the Territory.

     6.09 Integration. This Agreement supersedes and is in lieu of all existing Agreements or arrangements between the parties relating to the subject matter hereof, and contains the entire Agreement between HDG and


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


Distributor. There are merged herein all prior and collateral representations, promises and conditions in connection with the subject matter hereof. Any representation, promise or condition not incorporated herein shall not binding upon either party.

     6.10 Governing Law. The construction, validity and performance of this Agreement shall be determined in accordance with and governed by the laws of the State of California. HDG and Distributor both waive any and all objections, including, without limitation, objections to jurisdiction, to the exclusive use of the state and federal courts of the State of California for the resolution of any and all disputes which may arise between the parties.

If such disputes, controversies, or differences cannot be settled between the parties, they will be settled finally by arbitration which will be in California and will be in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decisions rendered by the arbitrator(s) will be final and binding upon both parties. Each party will bear its own expenses in any such arbitraton. The costs and fees paid to the arbitrator(s) will be split equally between HDG and Distributor.

     6.11 Notices. Notices to be sent under the terms of this Agreement shall be sent to the following addresses:

     If to Nautilus Group Japan, Ltd.:

          c/o Clark Management Company
          P.O. Box 3090
          Boynton Beach, FL 33424
          Attention: Gregory L. Zink, Chief Operating Officer

     If to Heuristic Development Group, Inc.:

          17575 Pacific Coast Highway
          Pacific Palisades, CA 90272
          Attention: Deborah E. Griffin, Chief Operating Officer

     6.12 Confidentiality. Distributor agrees that neither it nor its employees or agents shall make any unauthorized use or disclosure of Confidential Information. Distributor shall be responsible for any unauthorized use or disclosure of Confidential Information made by any of its employees and agents and shall take reasonable precautions to prevent such use or disclosure. As used herein, "Confidential Information" shall mean any and all trade secrets and other information relating to the Products and the business of HDG or this Agreement that has not been previously publicly released by duly authorized representatives of HDG. The term "Confidential Information" shall not, however, include (i) information that, at the time of use or disclosure is publicly known, other than as a result of a breach of this Agreement, (ii) information that Distributor can demonstrate was known to it prior to the time it was obtained from HDG, and (iii) information which was obtained from a third party who was entitled to provide such information to Distributor.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, hereby have by their respective duly authorized officers caused this Agreement to be executed and attested, all being done as of the day and year first above written.

                                   HEURISTIC DEVELOPMENT GROUP, INC


                                   By: /s/ Steven R. Gumins
                                       --------------------------
                                       Steven R. Gumins
                                       Chief Executive Officer

                    Attest:

                                   By: /s/ Deborah E. Griffin
                                       -------------------------
                                       Deborah E.Griffin
                                       Chief Operating Officer



                                   NAUTILUS GROUP JAPAN, LTD.


                                   By: /s/ Gregory L. Zink
                                      --------------------------
                                      Gregory L. Zink
                                      Chief Operating Officer

                    Attest:

                                   By: /s/ Jerald N. Downen
                                      --------------------------
                                      Jerald N. Downen
                                      Executive Vice President



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